Exhibit 99.1

Earnings Release & Supplemental Information — Unaudited
March 31, 2013

OVERVIEW:	Section I	INVESTING ACTIVITY:	Section IV
Earnings Release	i-viii	Construction, Redevelopment, Wholesale Data Center and Land
Summary Description	1	& Pre-Construction Summary	21
Equity Research Coverage	2	Summary of Construction Projects	22
Selected Financial Summary Data	3	Summary of Redevelopment Projects	23
Selected Portfolio Data	4	Summary of Land Held and Pre-Construction	24

FINANCIAL STATEMENTS:	Section II	CAPITALIZATION:	Section V
Quarterly Consolidated Balance Sheets	5	Quarterly Common Equity Analysis	25
Consolidated Statements of Operations	6-7	Quarterly Preferred Equity and Total Market Capitalization Analysis	26
Consolidated Statements of FFO	8-9	Dividend Analysis	27
Consolidated Reconciliations of AFFO	10	Debt Analysis	28-30
		Debt Maturity Schedule	31
PORTFOLIO INFORMATION:	Section III	Consolidated Joint Ventures	32
Consolidated Office Properties by Region	11
NOI from Real Estate Operations and Occupancy by Property Grouping	12	RECONCILIATIONS & DEFINITIONS:	Section VI
Unstabilized Office Properties	13	Supplementary Reconciliations of Non-GAAP Measures	33-35
Real Estate Revenues & NOI from Real Estate Operations by Segment	14	Definitions	36-40
Same Office Properties Average Occupancy Rates by Region	15
Same Office Property Real Estate Revenues & NOI by Region	16
Office Leasing	17
Office Lease Expiration Analysis	18-19
Top 20 Office Tenants	20

Please refer to the section entitled “Definitions” for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson	Michelle Layne
	VP, Investor Relations	Investor Relations Specialist
	443-285-5453	443-285-5452
	stephanie.krewson@copt.com	michelle.layne@copt.com

COPT REPORTS FIRST QUARTER 2013 RESULTS

COLUMBIA, MD April 26, 2013 - Corporate Office Properties Trust (COPT or the Company) (NYSE: OFC) announced financial and operating results for the first quarter ended March 31, 2013.

“We had a solid first quarter and are on-track to achieve our leasing and strategic objectives for the year. The first quarter is normally the lightest in terms of leasing volume, however, we were pleased to see tenants more willing to sign longer-term leases,” stated Roger A. Waesche, Jr., COPT's President & Chief Executive Officer. “We also continue to improve our balance sheet strength and financial flexibility, as evidenced this month by the investment grade corporate ratings received from each of the three major U.S. ratings agencies,” he added.

Results:
Diluted earnings per share (EPS) was $0.11 for the quarter ended March 31, 2013 as compared to $0.09 in the first quarter of 2012. Diluted funds from operations per share (FFOPS), as adjusted for comparability, was $0.48 for the first quarter ended March 31, 2013, which represented a 9.4% decrease from the $0.53 reported for the first quarter of 2012. Adjustments for comparability encompass items such as acquisition costs, impairments and gains on non-operating properties, losses on early extinguishment of debt and derivative losses. Please refer to the reconciliation tables that appear later in this press release. Per NAREIT's definition, FFOPS for the first quarter of 2013 was $0.45 versus $0.59 reported in the first quarter of 2012.

Operating Performance:
Portfolio Summary - At March 31, 2013, the Company's consolidated portfolio of 210 operating office properties totaled 19.1 million square feet. The weighted average remaining lease term for the portfolio was 4.4 years and the average rental rate (including tenant reimbursements) was $27.97 per square foot. The Company's consolidated portfolio was 87.6% occupied and 89.3% leased as of March 31, 2013.

Same Office Performance - The Company's same office portfolio excludes properties identified for eventual sale, including those in its Strategic Reallocation Plan. For the quarter ended March 31, 2013, COPT's same office portfolio represents 86% of the rentable square feet of the portfolio and consists of 183 properties.

For the first quarter ended March 31, 2013, the Company's same office property cash NOI, excluding gross lease termination fees, increased 3.5% as compared to the first quarter ended 2012. Including gross lease termination fees, same office property cash NOI for the first quarter ended March 31, 2013 increased 4.5% over the same period in 2012. The Company's same office portfolio occupancy was 88.8% at the end of the first quarter of 2013, down 10 basis points from year end 2012.

i

Leasing - COPT completed a total of 756,000 square feet of leasing for the quarter ended March 31, 2013. During this same period, the Company's renewal rate was 57%, which reflected one anticipated tenant move-out in Maryland. Also consistent with expectations, for the quarter ended March 31, 2013, total rent on renewed space increased 3.5% on a GAAP basis and decreased 5.3% on a cash basis.

Investment Activity:
Construction - At March 31, 2013, the Company had nine properties totaling 1.1 million square feet under construction for a total projected cost of $243.7 million, of which $144.2 million had been incurred. As of the same date, COPT had one 183,400-square foot property under redevelopment for a total projected cost of $32.0 million, of which $21.8 million has been incurred. As of March 31, 2013, the Company's nine properties under construction were, on average, 62% pre-leased, and its redevelopment property was 61% pre-leased.

Balance Sheet and Capital Transactions:
As of March 31, 2013, the Company had a total market capitalization of $4.7 billion, with $2.0 billion in debt outstanding, equating to a 41.7% debt-to-total market capitalization ratio. Also, the Company's weighted average interest rate was 4.4% for the quarter ended March 31, 2013 and 79% of the Company's debt was subject to fixed interest rates, including the effect of interest rate swaps.

During the quarter, the Company repurchased $53.7 million of principal amount of Exchangeable Senior Notes for $56.4 million and recognized a loss of $5.3 million, including unamortized loan issuance costs.

In March, the Company completed a public offering of 4,485,000 newly issued common shares, which reflects the full exercise by the underwriter of its option to purchase 585,000 shares. The offering generated net proceeds of approximately $117.9 million.

Subsequent Events:
In April, the Company announced that it received investment grade corporate ratings with stable outlooks from each of the three major U.S. ratings agencies. COPT received a BBB- rating from Fitch Ratings, a Baa3 rating from Moody's Investors Service and a BBB- rating from Standard & Poor's Ratings Services.

Also in April, the Company redeemed all of its 3,390,000 outstanding 7.625% Series J Cumulative Redeemable Preferred Shares, at a price of $25.0424 per Series J Preferred Share, which includes accrued and unpaid dividends through April 22, 2013 which is the date of redemption.

2013 FFO Guidance:
Management is affirming its previously issued guidance for 2013 FFOPS, as adjusted for comparability, of between $1.83 and $1.93. The Company is establishing second quarter 2013 guidance of FFOPS, as adjusted for comparability, of between $0.46 and $0.48. A reconciliation of projected diluted EPS to projected FFOPS for the quarter ending June 30, 2013 and the year ending December 31, 2013 is provided, as follows:

	Quarter Ending		Year Ending
	June 30, 2013		December 31, 2013
	Low	High	Low	High
FFOPS, as adjusted for comparability	$0.46	$0.48	$1.83	$1.93
Gains on sales of non-operating properties, net of income taxes	—	—	0.03	0.03
Net losses on early extinguishment of debt	—	—	(0.06)	(0.06)
Issuance costs associated with redeemed preferred shares	(0.03)	(0.03)	(0.03)	(0.03)
FFOPS, NAREIT definition	0.43	0.45	1.77	1.87
Real estate depreciation and amortization	(0.35)	(0.36)	(1.35)	(1.38)
Impairments and exit costs on previously depreciated properties	—	—	(0.02)	(0.02)
EPS	$0.08	$0.09	$0.40	$0.47

Conference Call Information:
Management will discuss first quarter 2013 earnings results, as well as its 2013 guidance, on its conference call today at 12:00 p.m. Eastern Time, details of which are listed below:

Conference Call Date:         Friday, April 26, 2013

Time:     12:00 p.m. Eastern Time

Telephone Number: (within the U.S.)     888-680-0865

Telephone Number: (outside the U.S.)    617-213-4853

Passcode:    38964583

Please use the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the conference. Pre-registration only takes a few moments and you may pre-register at anytime, including up to and after the call start time. To pre-register, please click on the below link:
https://www.theconferencingservice.com/prereg/key.process?key=PTE9HR9LF

You may also pre-register in the Investor Relations section of the Company's website at www.copt.com. Alternatively, you may be placed into the call by an operator by calling the number provided above at least 5 to 10 minutes before the start of the call.

A replay of this call will be available beginning Friday, April 26 at 1:00 p.m. Eastern Time through Friday, May 17 at midnight Eastern Time. To access the replay within the United States, please call 888-286-8010 and use passcode 74553156. To access the replay outside the United States, please call 617-801-6888 and use passcode 74553156.

The conference calls will also be available via live webcast in the Investor Relations section of the Company's website at www.copt.com. A replay of the conference calls will be immediately available via webcast in the Investor Relations section of the Company's website.

Definitions:
Please refer to the information furnished with our Form 8-K or our website (www.copt.com) for definitions of certain terms used in this press release. Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information
COPT is an office REIT that focuses primarily on serving the specialized requirements of U.S. Government agencies and defense contractors, most of whom are engaged in defense information technology and national security-related activities. The Company generally acquires, develops, manages and leases office and data center properties concentrated in large office parks primarily located near knowledge-based government demand drivers and/or in targeted markets or submarkets in the Greater Washington, DC/Baltimore region. As of March 31, 2013, the Company's consolidated portfolio consisted of 210 office properties totaling 19.1 million rentable square feet. COPT is an S&P MidCap 400 company.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company's current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•
general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

•	adverse changes in the real estate markets including, among other things, increased competition with other companies;

•
governmental actions and initiatives, including risks associated with the impact of a government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases, and/or a curtailment of demand for additional space by the Company's strategic customers;

•	the Company's ability to borrow on favorable terms;

•
risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•	the Company's ability to sell properties included in its Strategic Reallocation Plan;

•
risks of investing through joint venture structures, including risks that the Company's joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company's objectives;

•
changes in the Company's plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of significant impairment losses;

•	the Company's ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

•	the Company's ability to achieve projected results;

•	the dilutive effects of issuing additional common shares; and

•	environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company's filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended March 31,
	2013	2012
Revenues
Real estate revenues	$116,735	$110,661
Construction contract and other service revenues	14,262	21,534
Total revenues	130,997	132,195
Expenses
Property operating expenses	42,575	41,253
Depreciation and amortization associated with real estate operations	28,252	27,834
Construction contract and other service expenses	13,477	20,607
Impairment losses (recoveries)	1,857	(4,836)
General and administrative expenses	5,984	7,728
Leasing expenses	1,836	1,841
Business development expenses and land carry costs	1,359	1,576
Total operating expenses	95,340	96,003
Operating income	35,657	36,192
Interest expense	(22,307)	(24,431)
Interest and other income	946	1,217
Loss on early extinguishment of debt	(5,184)	—
Income from continuing operations before equity in loss of unconsolidated entities and income taxes	9,112	12,978
Equity in loss of unconsolidated entities	41	(89)
Income tax expense	(16)	(204)
Income from continuing operations	9,137	12,685
Discontinued operations	3,786	(2,450)
Income before gain on sales of real estate	12,923	10,235
Gain on sales of real estate, net of income taxes	2,354	—
Net income	15,277	10,235
Net (income) loss attributable to noncontrolling interests
Common units in the Operating Partnership	(429)	(373)
Preferred units in the Operating Partnership	(165)	(165)
Other consolidated entities	337	598
Net income attributable to COPT	15,020	10,295
Preferred share dividends	(6,106)	(4,025)
Net income attributable to COPT common shareholders	$8,914	$6,270

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income attributable to common shareholders	$8,914	$6,270
Amount allocable to restricted shares	(118)	(141)
Numerator for diluted EPS	$8,796	$6,129

Denominator:
Weighted average common shares - basic	81,397	71,458
Dilutive effect of share-based compensation awards	52	44
Weighted average common shares - diluted	81,449	71,502
Diluted EPS	$0.11	$0.09

v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended March 31,
	2013	2012
Net income	$15,277	$10,235
Real estate-related depreciation and amortization	28,252	31,087
Impairment losses on previously depreciated operating properties	1,857	11,833
Gain on sales of previously depreciated operating properties	—	(4,138)
Depreciation and amortization on unconsolidated real estate entities	—	114
Funds from operations (“FFO”)	45,386	49,131
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)
FFO allocable to other noncontrolling interests	(727)	(260)
Preferred share dividends	(6,106)	(4,025)
Basic and diluted FFO allocable to restricted shares	(183)	(294)
Basic and diluted FFO available to common share and common unit holders (“Basic and diluted FFO”)	38,205	44,387
Gain on sales of non-operating properties	(2,354)	—
Impairment recoveries on non-operating properties	—	(5,246)
Income tax expense on impairment recoveries on non-operating properties	—	673
Loss on early extinguishment of debt	5,184	—
Diluted FFO available to common share and common unit holders, as adjusted for comparability	41,035	39,814
Straight line rent adjustments	(3,833)	(2,179)
Amortization of intangibles included in net operating income	177	190
Share-based compensation, net of amounts capitalized	1,649	3,402
Amortization of deferred financing costs	1,528	1,572
Amortization of net debt discounts, net of amounts capitalized	628	663
Amortization of settled debt hedges	15	16
Recurring capital expenditures	(5,308)	(1,875)
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$35,891	$41,603
Diluted FFO per share	$0.45	$0.59
Diluted FFO per share, as adjusted for comparability	$0.48	$0.53
Dividends/distributions per common share/unit	$0.2750	$0.2750

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	March 31, 2013	December 31, 2012
Balance Sheet Data
Properties, net of accumulated depreciation	$3,189,973	$3,163,044
Total assets	3,685,099	3,653,759
Debt, net	1,957,360	2,019,168
Total liabilities	2,134,200	2,206,962
Redeemable noncontrolling interest	10,356	10,298
Equity	1,540,543	1,436,499
Debt to adjusted book	45.8%	47.8%
Debt to total market capitalization	41.7%	45.0%

Consolidated Property Data (as of period end)
Number of operating properties	210	208
Total net rentable square feet owned (in thousands)	19,128	18,831
Occupancy %	87.6%	87.8%
Leased %	89.3%	89.2%

Reconciliation of total assets to denominator for debt to adjusted book
Total assets	$3,685,099	$3,653,759
Accumulated depreciation	576,299	555,975
Accumulated depreciation included in assets held for sale	12,201	12,201
Denominator for debt to adjusted book	$4,273,599	$4,221,935

	For the Three Months Ended March 31,
	2013		2012
Payout ratios
Diluted FFO	64.5%		47.3%
Diluted FFO, as adjusted for comparability	60.1%		52.7%
Diluted AFFO	68.7%		50.5%
Adjusted EBITDA interest coverage ratio	3.5	x	3.0	x
Adjusted EBITDA fixed charge coverage ratio	2.7	x	2.5	x
Debt to Adjusted EBITDA ratio (1)	6.9	x	8.7	x

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	81,449		71,502
Weighted average common units	3,893		4,281
Denominator for diluted FFO per share	85,342		75,783

Reconciliation of FFO to FFO, as adjusted for comparability
FFO	$45,386		$49,131
Gain on sales of non-operating properties	(2,354)		—
Impairment recoveries on non-operating properties, net of associated tax	—		(4,573)
Loss on early extinguishment of debt, continuing and discontinued operations	5,184		—
FFO, as adjusted for comparability	$48,216		$44,558
(1) Represents debt as of period end divided by Adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended March 31,
	2013	2012
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends	$23,594	$19,819
Common unit distributions	1,050	1,173
Dividends and distributions for payout ratios	$24,644	$20,992

Reconciliation of GAAP net income to adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Net income	$15,277	$10,235
Interest expense on continuing operations	22,307	24,431
Interest expense on discontinued operations	64	1,244
Income tax expense	16	204
Real estate-related depreciation and amortization	28,252	31,087
Depreciation of furniture, fixtures and equipment	530	618
Impairment losses	1,857	6,587
Loss on early extinguishment of debt on continuing and discontinued operations	5,184	—
Gain on sales of operating properties	—	(4,138)
Gain on sales of non-operational properties	(2,354)	—
Net gain on investments in unconsolidated entities included in interest and other income	(60)	(450)
Adjusted EBITDA	$71,073	$69,818

Reconciliation of interest expense from continuing operations to the denominators for interest coverage-Adjusted EBITDA and fixed charge coverage-Adjusted EBITDA
Interest expense from continuing operations	$22,307	$24,431
Interest expense from discontinued operations	64	1,244
Less: Amortization of deferred financing costs	(1,528)	(1,572)
Less: Amortization of net debt discount, net of amounts capitalized	(628)	(663)
Denominator for interest coverage-Adjusted EBITDA	20,215	23,440
Preferred share dividends	6,106	4,025
Preferred unit distributions	165	165
Denominator for fixed charge coverage-Adjusted EBITDA	$26,486	$27,630

Reconciliations of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures
Tenant improvements and incentives on operating properties	$2,291	$666
Building improvements on operating properties	1,600	871
Leasing costs for operating properties	1,669	1,299
Less: Nonrecurring tenant improvements and incentives on operating properties	15	(561)
Less: Nonrecurring building improvements on operating properties	(267)	(407)
Add: Recurring capital expenditures on operating properties held through joint ventures	—	7
Recurring capital expenditures	$5,308	$1,875

Corporate Office Properties Trust
Summary Description

The Company: Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed office real estate investment trust (“REIT”). As of March 31, 2013, COPT derived 70% of its office property annualized rental revenue from strategic tenant properties. Strategic tenant properties are those held for long-term investment that are either located near defense installations and other knowledge-based government demand drivers, or otherwise occupied primarily by U.S. Government agencies and defense contractors. As of March 31, 2013, 81% of the Company’s square footage was located in the Greater Washington, DC/Baltimore region. As of March 31, 2013, COPT’s operating portfolio of 210 office properties encompassed 19.1 million square feet and was 89.3% leased. As of the same date, COPT also owned one wholesale data center that was 24% leased.

Corporate Strategy: COPT’s customer strategy focuses on serving the specialized requirements of United States Government agencies and defense contractors, most of whom are engaged in defense information technology and national security related activities. These tenants’ missions generally pertain more to knowledge-based activities (such as cyber security, research and development and other highly technical defense and security areas) than to force structure (troops) and weapon system production. In order to support this customer strategy, COPT focuses on owning properties located near defense installations and other knowledge-based government demand drivers. COPT also focuses on owning properties in targeted markets or submarkets in the Greater Washington, DC/Baltimore region with strong growth attributes.

Management:	Investor Relations:
Roger A. Waesche, Jr., President & CEO	Stephanie M. Krewson, VP of IR
Stephen E. Budorick, EVP & COO	443-285-5453, stephanie.krewson@copt.com
Wayne H. Lingafelter, EVP, Development & Construction	Michelle Layne, IR Specialist
Stephen E. Riffee, EVP & CFO	443-285-5452, michelle.layne@copt.com

Corporate Credit Rating: BBB- (Fitch); Baa3 (Moody’s); and BBB- (S&P)

Disclosure Statement: This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Important factors that may affect these expectations, estimates and projections include, but are not limited to: general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values; adverse changes in the real estate markets, including, among other things, increased competition with other companies; governmental actions and initiatives, including risks associated with the impact of a government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or a curtailment of demand for additional space by our strategic customers; our ability to borrow on favorable terms; risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated; our ability to sell properties included in our Strategic Reallocation Plan; risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives; changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses; our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships; the dilutive effects of issuing additional common shares; our ability to achieve projected results; and environmental requirements.  We undertake no obligation to update or supplement any forward-looking statements.  For further information, please refer to our filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email

Bank of America Merrill Lynch	Jamie Feldman	646-855-5808	james.feldman@baml.com
BMO Capital Markets	Richard Anderson	212-885-4180	richard.anderson@bmo.com
Citigroup Global Markets	Josh Attie	212-816-7685	joshua.attie@citi.com
Cowen and Company	Mike Gorman	646-562-1381	michael.gorman@cowen.com
Evercore Partners	Sheila McGrath	212-497-0882	sheila.mcgrath@evercore.com
Green Street Advisors	Michael Knott	949-640-8780	mknott@greenstreetadvisors.com
ISI Group	Steve Sakwa	212-446-9462	ssakwa@isigrp.com
Jefferies & Co.	Tayo Okusanya	212-336-7076	tokusanya@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Craig Mailman	917-368-2316	cmailman@keybanccm.com
Macquarie Securities	Rob Stevenson	212-231-8068	rob.stevenson@macquarie.com
Morningstar	Todd Lukasik	303-688-7418	todd.lukasik@morningstar.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
RBC Capital Markets	Michael Carroll	440-715-2649	michael.carroll@rbccm.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
Stifel, Nicolaus & Company, Inc.	John Guinee	443-224-1307	jwguinee@stifel.com
Wells Fargo Securities	Brendan Maiorana	443-263-6516	brendan.maiorana@wachovia.com

With the exception of Green Street Advisors and Macquarie Securities, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

	Three Months Ended
SUMMARY OF RESULTS	3/31/13		12/31/12		9/30/12		6/30/12		3/31/12
Same Office NOI	$69,526		$68,073		$69,759		$69,257		$67,484
NOI from real estate operations	$78,011		$76,122		$77,565		$79,920		$78,758
Adjusted EBITDA	$71,073		$70,178		$72,042		$71,696		$69,818
Net income (loss) attributable to COPT common shareholders	$8,914		$12,433		$(27,535)		$7,138		$6,270
FFO - per NAREIT	$45,386		$47,825		$48,888		$46,115		$49,131
FFO - as adjusted for comparability	$48,216		$49,724		$49,967		$46,260		$44,558
Basic and diluted FFO available to common share and common unit holders	$38,205		$40,625		$39,565		$41,143		$44,387
Diluted AFFO available to common share and common unit holders	$35,891		$15,860		$33,710		$39,026		$41,603
Per share - diluted:
EPS	$0.11		$0.16		$(0.39)		$0.10		$0.09
FFO - NAREIT	$0.45		$0.49		$0.52		$0.54		$0.59
FFO - as adjusted for comparability	$0.48		$0.51		$0.53		$0.54		$0.53
Dividend per common share	$0.2750		$0.2750		$0.2750		$0.2750		$0.2750
Payout ratios:
Diluted FFO	64.5%		57.5%		53.1%		51.0%		47.3%
Diluted FFO - as adjusted for comparability	60.1%		55.0%		51.7%		50.8%		52.7%
Diluted AFFO	68.7%		147.4%		62.3%		53.8%		50.5%
Real estate operating margin	63.9%		62.1%		64.0%		64.5%		62.9%
CAPITALIZATION
Debt, net	$1,957,360		$2,019,168		$2,169,315		$2,191,851		$2,418,078
Debt to Total Market Capitalization	41.7%		45.0%		50.0%		50.0%		54.8%
Debt to Adjusted Book	45.8%		47.8%		51.9%		50.8%		55.3%
Adjusted EBITDA fixed charge coverage ratio	2.7	x	2.6	x	2.6	x	2.7	x	2.5	x
Debt to Adjusted EBITDA ratio	6.9	x	7.2	x	7.5	x	7.6	x	8.7	x
OTHER
Revenue from early termination of leases	$835		$583		$543		$350		$395
Capitalized interest costs	$2,440		$3,109		$3,390		$3,595		$3,809

Corporate Office Properties Trust
Selected Portfolio Data

	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
# of Operating Office Properties
Wholly-owned	205	204	202	224	227
+ Consolidated JV (1)	5	4	4	4	4
Consolidated properties	210	208	206	228	231
% Occupied
Wholly-owned	87.3%	87.6%	88.1%	87.6%	87.6%
+ Consolidated JV (1)	96.9%	96.1%	89.2%	78.1%	60.0%
Consolidated properties	87.6%	87.8%	88.1%	87.4%	87.0%
% Leased
Wholly-owned	89.1%	89.1%	89.8%	89.2%	89.2%
+ Consolidated JV (1)	97.8%	96.1%	96.1%	95.0%	78.4%
Consolidated properties	89.3%	89.2%	89.9%	89.3%	88.9%
Square Feet of Office Properties (in thousands)
Wholly-owned	18,562	18,386	18,146	19,342	19,793
+ Consolidated JV Square Footage (1)	566	445	445	445	444
Consolidated Square Footage	19,128	18,831	18,591	19,787	20,237

Wholesale Data Center
Initial Stabilization Critical Load (in megawatts (“MWs”))	18	18	18	18	18
MWs Operational	9	6	6	6	3
MWs Leased	4.3	4	4	3	3

(1) See page 32 for detail regarding consolidated JVs.

Corporate Office Properties Trust
Quarterly Consolidated Balance Sheets
(dollars in thousands)

	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Assets
Properties, net
Operating properties, net	$2,705,335	$2,597,666	$2,487,919	$2,629,136	$2,704,323
Construction and redevelopment in progress, including land (1)	160,311	247,386	271,798	243,220	282,476
Land held for future development and pre-construction costs (1)	324,327	317,992	342,797	360,236	351,492
Total properties, net	3,189,973	3,163,044	3,102,514	3,232,592	3,338,291
Assets held for sale	142,404	140,229	137,815	144,392	81,352
Cash and cash equivalents	23,509	10,594	5,009	4,702	7,987
Restricted cash and marketable securities	17,040	21,557	20,926	22,632	21,711
Accounts receivable, net	10,768	19,247	15,877	10,992	11,231
Deferred rent receivable	88,716	85,802	83,156	85,595	89,337
Intangible assets on real estate acquisitions, net	72,035	75,879	81,059	76,426	83,940
Deferred leasing and financing costs, net	59,856	59,952	58,753	63,861	66,987
Prepaid expenses and other assets	80,798	77,455	92,547	73,883	96,532
Total assets	$3,685,099	$3,653,759	$3,597,656	$3,715,075	$3,797,368
Liabilities and equity
Liabilities:
Debt, net	$1,957,360	$2,019,168	$2,169,315	$2,191,851	$2,418,078
Accounts payable and accrued expenses	90,645	97,922	87,390	84,733	93,156
Rents received in advance and security deposits	26,024	27,632	26,773	27,124	27,647
Dividends and distributions payable	29,947	28,698	26,954	24,695	24,544
Deferred revenue associated with operating leases	10,833	11,995	13,102	13,938	15,258
Distributions received in excess of investment in unconsolidated real estate joint venture	6,420	6,420	6,420	6,282	6,178
Interest rate derivatives	5,340	6,185	6,543	4,400	2,673
Other liabilities	7,631	8,942	10,938	8,703	9,038
Total liabilities	2,134,200	2,206,962	2,347,435	2,361,726	2,596,572
Commitments and contingencies
Redeemable noncontrolling interest	10,356	10,298	9,932	9,578	9,237
Equity:
COPT’s shareholders’ equity:
Preferred shares at liquidation preference	333,833	333,833	333,833	388,833	216,333
Common shares	858	809	722	721	720
Additional paid-in capital	1,772,255	1,653,672	1,451,416	1,447,781	1,451,981
Cumulative distributions in excess of net income	(632,134)	(617,455)	(607,633)	(560,262)	(547,591)
Accumulated other comprehensive loss	(4,410)	(5,435)	(5,688)	(3,717)	(2,201)
Total COPT’s shareholders’ equity	1,470,402	1,365,424	1,172,650	1,273,356	1,119,242
Noncontrolling interests in subsidiaries
Common units in the Operating Partnership	50,604	52,122	49,157	52,300	53,999
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	10,737	10,153	9,682	9,315	9,518
Total noncontrolling interests in subsidiaries	70,141	71,075	67,639	70,415	72,317
Total equity	1,540,543	1,436,499	1,240,289	1,343,771	1,191,559
Total liabilities, redeemable noncontrolling interest and equity	$3,685,099	$3,653,759	$3,597,656	$3,715,075	$3,797,368
(1) Please refer to pages 21-23 for detail.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Revenues
Rental revenue	$95,295	$94,562	$92,783	$90,450	$89,859
Tenant recoveries and other real estate operations revenue	21,440	22,919	22,078	20,718	20,802
Construction contract and other service revenues	14,262	20,024	15,283	16,995	21,534
Total revenues	130,997	137,505	130,144	128,163	132,195
Expenses
Property operating expenses	42,575	44,887	41,517	39,504	41,253
Depreciation and amortization associated with real estate operations	28,252	28,560	28,698	28,388	27,834
Construction contract and other service expenses	13,477	19,274	14,410	16,285	20,607
Impairment losses (recoveries)	1,857	1,954	46,096	—	(4,836)
General and administrative expenses	5,984	5,740	5,062	7,741	7,728
Leasing expenses	1,836	1,363	1,315	1,110	1,841
Business development expenses and land carry costs	1,359	1,205	1,632	1,298	1,576
Total operating expenses	95,340	102,983	138,730	94,326	96,003
Operating income (loss)	35,657	34,522	(8,586)	33,837	36,192
Interest expense	(22,307)	(22,715)	(23,239)	(24,239)	(24,431)
Interest and other income	946	4,020	1,095	840	1,217
Loss on early extinguishment of debt	(5,184)	(6)	(768)	(169)	—
Income (loss) from continuing operations before equity in income (loss) of unconsolidated entities and income taxes	9,112	15,821	(31,498)	10,269	12,978
Equity in income (loss) of unconsolidated entities	41	(24)	(246)	(187)	(89)
Income tax expense	(16)	(54)	(106)	(17)	(204)
Income (loss) from continuing operations	9,137	15,743	(31,850)	10,065	12,685
Discontinued operations	3,786	3,267	11,085	1,775	(2,450)
Income (loss) before gain on sales of real estate	12,923	19,010	(20,765)	11,840	10,235
Gain on sales of real estate	2,354	—	—	21	—
Net income (loss)	15,277	19,010	(20,765)	11,861	10,235
Net (income) loss attributable to noncontrolling interests
Common units in the Operating Partnership	(429)	(651)	1,533	(422)	(373)
Preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)
Other consolidated entities	337	345	235	31	598
Net income (loss) attributable to COPT	15,020	18,539	(19,162)	11,305	10,295
Preferred share dividends	(6,106)	(6,106)	(6,546)	(4,167)	(4,025)
Issuance costs associated with redeemed preferred shares	—	—	(1,827)	—	—
Net income (loss) attributable to COPT common shareholders	$8,914	$12,433	$(27,535)	$7,138	$6,270

Corporate Office Properties Trust Consolidated Statements of Operations (continued) (in thousands, except per share data)

	Three Months Ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
For diluted EPS computations:
Numerator for diluted EPS
Net income (loss) attributable to common shareholders	$8,914	$12,433	$(27,535)	$7,138	$6,270
Amount allocable to restricted shares	(118)	(112)	(111)	(105)	(141)
Numerator for diluted EPS	$8,796	$12,321	$(27,646)	$7,033	$6,129
Denominator:
Weighted average common shares - basic	81,397	79,004	71,688	71,624	71,458
Dilutive effect of share-based compensation awards	52	67	—	25	44
Weighted average common shares - diluted	81,449	79,071	71,688	71,649	71,502
Diluted EPS	$0.11	$0.16	$(0.39)	$0.10	$0.09

Corporate Office Properties Trust
Consolidated Statements of FFO
(in thousands, except per share data)

	Three Months Ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
NOI from real estate operations (1)
Real estate revenues	$122,077	$122,564	$121,264	$123,968	$125,304
Real estate property operating expenses	(44,066)	(46,442)	(43,699)	(44,048)	(46,546)
NOI from real estate operations (1) (2)	78,011	76,122	77,565	79,920	78,758
General and administrative expenses	(5,984)	(5,740)	(5,062)	(7,741)	(7,728)
Leasing expenses (2)	(1,837)	(1,363)	(1,316)	(1,112)	(1,841)
Business development expenses and land carry costs (2)	(1,359)	(1,205)	(1,632)	(1,304)	(1,594)
NOI from construction contracts and other service operations	785	750	873	710	927
Impairment (losses) recoveries on non-operating properties	—	(1,893)	—	—	5,246
Equity in income (loss) of unconsolidated entities	41	(24)	(246)	(187)	(89)
Depreciation and amortization on unconsolidated real estate entities	—	—	113	119	114
Interest and other income	946	4,020	1,095	840	1,217
(Loss) gain on early extinguishment of debt (2)	(5,184)	(6)	970	(171)	—
Gain on sales of non-operating properties	2,354	—	—	33	—
Total interest expense (2)	(22,371)	(22,782)	(23,366)	(24,975)	(25,675)
Income tax expense	(16)	(54)	(106)	(17)	(204)
FFO - per NAREIT (1)	45,386	47,825	48,888	46,115	49,131
Preferred share dividends	(6,106)	(6,106)	(6,546)	(4,167)	(4,025)
Issuance costs associated with redeemed preferred shares	—	—	(1,827)	—	—
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)
FFO allocable to other noncontrolling interests	(727)	(738)	(571)	(420)	(260)
Basic and diluted FFO allocable to restricted shares	(183)	(191)	(214)	(220)	(294)
Basic and diluted FFO available to common share and common unit holders (1)	38,205	40,625	39,565	41,143	44,387
Operating property acquisition costs	—	—	222	7	—
Gain on sales of non-operating properties, net of income taxes	(2,354)	—	—	(33)	—
Impairment losses (recoveries) on non-operating properties, net of associated tax	—	1,893	—	—	(4,573)
Loss (gain) on early extinguishment of debt (2)	5,184	6	(970)	171	—
Issuance costs associated with redeemed preferred shares	—	—	1,827	—	—
Diluted FFO available to common share and common unit holders, as adjusted for comparability (1)	$41,035	$42,524	$40,644	$41,288	$39,814

(1) Please refer to the section entitled “Definitions” for a definition of this measure.
(2) Includes continuing and discontinued operations.

Corporate Office Properties Trust Consolidated Statements of FFO (continued) (in thousands, except per share data)

	Three Months Ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Net income (loss)	$15,277	$19,010	$(20,765)	$11,861	$10,235
Real estate-related depreciation and amortization	28,252	28,560	30,624	31,666	31,087
Impairment losses on previously depreciated operating properties (1)	1,857	247	55,829	2,354	11,833
Gain on sales of previously depreciated operating properties	—	8	(16,913)	115	(4,138)
Depreciation and amortization on unconsolidated real estate entities	—	—	113	119	114
FFO - per NAREIT (2)	45,386	47,825	48,888	46,115	49,131
Operating property acquisition costs	—	—	222	7	—
Gain on sales of non-operating properties	(2,354)	—	—	(33)	—
Impairment losses (recoveries) on non-operating properties, net of associated tax	—	1,893	—	—	(4,573)
Loss (gain) on early extinguishment of debt, continuing and discontinued operations	5,184	6	(970)	171	—
Issuance costs associated with redeemed preferred shares	—	—	1,827	—	—
FFO - as adjusted for comparability (2)	$48,216	$49,724	$49,967	$46,260	$44,558

Weighted Average Shares for period ended:
Common Shares Outstanding	81,397	79,004	71,688	71,624	71,458
Dilutive effect of share-based compensation awards	52	67	73	25	44
Common Units	3,893	4,171	4,233	4,255	4,281
Denominator for FFO per share - diluted	85,342	83,242	75,994	75,904	75,783
Anti-dilutive EPS effect of share-based compensation awards	—	—	(73)	—	—
Weighted average common units	(3,893)	(4,171)	(4,233)	(4,255)	(4,281)
Denominator for diluted EPS	81,449	79,071	71,688	71,649	71,502

(1) Please see reconciliations on pages 33 through 35.
(2) Please refer to the section entitled “Definitions” for a definition of this measure.

Corporate Office Properties Trust
Consolidated Reconciliations of AFFO
(in thousands, except per share data)

	Three Months Ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$41,035	$42,524	$40,644	$41,288	$39,814
Straight line rent adjustments (1)	(3,833)	(3,385)	(2,595)	(1,857)	(2,179)
Amortization of intangibles included in NOI	177	221	251	218	190
Share-based compensation, net of amounts capitalized	1,649	1,720	1,703	3,157	3,402
Amortization of deferred financing costs	1,528	1,547	1,527	1,597	1,572
Amortization of net debt discounts, net of amounts capitalized	628	693	683	682	663
Amortization of settled debt hedges	15	16	15	15	16
Recurring capital expenditures on properties to be held	(5,308)	(27,476)	(8,518)	(6,074)	(1,875)
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$35,891	$15,860	$33,710	$39,026	$41,603
Recurring capital expenditures
Tenant improvements and incentives on operating properties	$2,291	$10,713	$7,774	$2,663	$666
Building improvements on operating properties	1,600	18,049	4,646	1,296	871
Leasing costs for operating properties	1,669	1,381	947	2,863	1,299
Less: Nonrecurring tenant improvements and incentives on operating properties	15	(283)	(3,852)	(97)	(561)
Less: Nonrecurring building improvements on operating properties	(267)	(2,226)	(940)	(572)	(407)
Less: Nonrecurring leasing costs for operating properties	—	—	(130)	(79)	—
Add: Recurring capital expenditures on operating properties held through joint ventures	—	(158)	73	—	7
Recurring capital expenditures	$5,308	$27,476	$8,518	$6,074	$1,875

(1) Includes COPT's pro rata share of straight line rent adjustments from properties held through joint ventures.

 Corporate Office Properties Trust
Consolidated Office Properties by Region - March 31, 2013 (2)

	Operational Properties (1)				Active or Committed Construction/Redevelopment (2)
Property Region and Business Park/Submarket	# of Properties	Operational Square Feet	Occupancy %	Leased %	# of Properties	Construction/Redevelopment Square Feet	Operational Square Feet (1)	Total Square Feet
Baltimore/Washington Corridor:
National Business Park	27	3,223,235	97.6%	99.7%	2	262,482	—	262,482
Columbia Gateway	28	2,221,456	86.6%	87.3%	—	—	—	—
Airport Square/bwtech	26	1,940,891	78.4%	78.4%	—	—	—	—
Commons/Parkway	10	432,410	68.0%	74.4%	—	—	—	—
Other	8	851,840	89.3%	99.8%	1	25,939	—	25,939
Subtotal	99	8,669,832	88.2%	90.5%	3	288,421	—	288,421
Northern Virginia:
Westfields Corporate Center	9	1,434,692	91.0%	92.3%	—	—	—	—
Patriot Ridge	1	109,257	100.0%	100.0%	1	130,015	109,257	239,272
Herndon, Tysons Corner, Merrifield and Ashburn	9	1,704,704	87.8%	88.8%	2	315,000	—	315,000
Subtotal	19	3,248,653	89.6%	90.7%	3	445,015	109,257	554,272
San Antonio, Texas
Sentry Gateway	6	792,454	100.0%	100.0%	—	—	—	—
Other	2	122,639	72.3%	72.3%	—	—	—	—
Subtotal	8	915,093	96.3%	96.3%	—	—	—	—
Huntsville (3)	2	258,154	91.0%	91.0%	3	303,869	—	303,869
Washington, DC- Capital Riverfront (Maritime)	2	360,326	88.1%	90.9%	—	—	—	—
St. Mary’s & King George Counties	19	903,550	87.2%	89.9%	—	—	—	—
Greater Baltimore:								—
White Marsh and Rt 83 Corridor	28	1,287,006	82.6%	82.7%	—	—	—	—
Canton Crossing-Baltimore City	1	481,016	93.4%	93.4%	—	—	—	—
North Gate Business Park	3	284,884	37.9%	37.9%	—	—	—	—
Subtotal	32	2,052,906	78.9%	79.0%	—	—	—	—
Suburban Maryland	3	297,936	94.1%	95.7%	—	—	—	—
Colorado Springs	21	1,577,510	81.3%	85.1%	—	—	—	—
Greater Philadelphia, Pennsylvania	3	548,303	89.9%	89.9%	1	183,416	—	183,416
Other (3)	2	295,842	100.0%	100.0%	—	—	—	—
Total	210	19,128,105	87.6%	89.3%	10	1,220,721	109,257	1,329,978

(1)
Number of properties includes buildings under construction once those buildings become partially operational. Operational square feet includes square feet in operations for partially operational properties.

(2)	This schedule includes properties under active construction or redevelopment and properties that we were contractually committed to construct. Please refer to pages 22 and 23.
(3)     For purposes of this summary, Huntsville is reported as a separate region. Other presentations within this package include Huntsville in our “Other” region.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping
(dollars and square feet in thousands)

	As of 3/31/13
	# of Operating Properties	Operational Square Feet			Annualized Rental Revenue	Percentage of Total Annualized Rental Revenue	NOI from Real Estate Operations for Three Months Ended
Property Grouping			% Occupied (1)	% Leased (1)			3/31/13
Same Office Properties (2)
Stabilized properties	181	16,212	89.6%	90.3%	$415,843	88.8%	$68,915
Unstabilized properties (3)	2	263	43.3%	43.3%	4,047	0.9%	611
Total Same Office Properties	183	16,475	88.8%	89.6%	419,890	89.7%	69,526
Office Properties Placed in Service (4)
Stabilized properties	2	230	100.0%	100.0%	6,900	1.5%	1,064
Unstabilized properties (3)	4	438	33.7%	69.0%	5,174	1.1%	906
Acquired Office Properties (5)	1	202	100.0%	100.0%	5,907	1.3%	1,174
Other	N/A	N/A	N/A	N/A	N/A	N/A	98
Subtotal	190	17,345	87.7%	89.3%	437,871	93.5%	72,768
Office Properties Held for Sale (6)	17	1,235	84.3%	89.2%	20,804	4.4%	3,559
Greater Philadelphia	3	548	89.9%	89.9%	9,488	2.0%	1,649
Disposed Office Properties	N/A	N/A	N/A	N/A	N/A	N/A	35
Total Portfolio	210	19,128	87.6%	89.3%	$468,163	100.0%	$78,011

Strategic Tenant Properties (7)
Strategic Tenant Locations	80	8,719	91.9%	94.4%	$254,606	54.4%	$43,495
Strategic Tenants	36	3,096	92.2%	92.2%	74,042	15.8%	13,304
Total Strategic Tenant Properties	116	11,815	92.0%	93.8%	$328,648	70.2%	$56,799

(1)     Percentages calculated based on operational square feet.
(2)     Properties held for long-term investment owned and 100% operational since at least 1/1/12.
(3)     Properties with first generation operational space less than 90% occupied at 3/31/13, as detailed on page 13.
(4)     Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/12.
(5)     Acquired properties that were not owned and fully operational by 1/1/12.
(6)     The carrying value of operating property assets held for sale at 3/31/13 totaled $141,251.

(7)
Office properties held for long-term investment located near defense installations and other knowledge-based government demand drivers (“Strategic Tenant Locations”), or that were otherwise at least 50% leased as of most recent year end by United States Government agencies or defense contractors (“Strategic Tenants”).

Corporate Office Properties Trust
Unstabilized Office Properties (1) - March 31, 2013

Property Grouping	Operational Square Feet		Occupancy %	Leased %
Same Office Properties (2)
3120 Fairview Park Drive	183,736		45.3%	45.3%
210 Research Blvd	79,573	0.386	38.6%	38.6%
Total Unstabilized Same Office Properties	263,309		43.3%	43.3%
Office Properties Placed in Service (3)
206 Research Blvd	128,119		0.0%	0.0%
430 National Business Parkway	110,136		86.1%	93.2%
410 National Business Parkway	110,054		47.7%	100.0%
7205 Riverwood Drive	89,268		0.0%	100.0%
Total Unstabilized Office Properties Placed in Service	437,577		33.7%	69.0%
Total Unstabilized Office Properties, Excluding Properties Held for Sale	700,886		37.3%	59.3%
Unstabilized Properties Held for Sale (3 Properties)	309,576		55.3%	72.3%
751 Arbor Way (Greater Philadelphia)	113,297		51.2%	51.2%
Total Unstabilized Office Properties	1,123,759		43.6%	62.1%

(1) Properties with first generation operational space less than 90% occupied at 3/31/13.
(2) Properties owned and 100% operational since 1/1/12.
(3) Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/12.

Corporate Office Properties Trust
Real Estate Revenues* by Segment
(dollars in thousands)

	Three Months Ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Office Properties:
Baltimore/Washington Corridor	$56,436	$57,233	$55,799	$55,677	$56,250
Northern Virginia	22,942	21,600	20,363	19,051	18,560
San Antonio	7,757	8,455	8,125	7,830	7,608
Washington, DC - Capitol Riverfront	4,244	4,182	4,389	4,232	3,894
St. Mary’s and King George Counties	3,992	3,956	4,085	4,139	4,212
Greater Baltimore	10,719	10,662	11,918	14,664	15,372
Suburban Maryland	2,224	2,336	2,371	4,560	5,749
Colorado Springs	6,733	6,309	6,278	6,149	6,453
Greater Philadelphia	2,487	2,527	2,541	2,458	2,172
Other	3,190	3,317	3,589	3,770	3,618
Wholesale Data Center	1,353	1,987	1,806	1,438	1,416
Real estate revenues	$122,077	$122,564	$121,264	$123,968	$125,304
NOI from Real Estate Operations* by Segment (dollars in thousands)

	Three Months Ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Office Properties:
Baltimore/Washington Corridor	$37,170	$36,615	$37,265	$37,208	$36,576
Northern Virginia	15,125	13,767	13,248	12,126	11,330
San Antonio	3,869	3,954	3,853	3,866	3,846
Washington, DC - Capitol Riverfront	2,295	2,112	2,465	2,556	2,009
St. Mary’s and King George Counties	2,799	2,735	2,844	3,068	3,000
Greater Baltimore	6,551	6,656	7,379	9,053	9,611
Suburban Maryland	1,437	1,398	1,330	2,703	3,290
Colorado Springs	4,285	3,780	3,846	4,134	4,146
Greater Philadelphia	1,649	1,816	1,878	1,783	1,659
Other	2,794	2,739	2,903	3,056	2,930
Wholesale Data Center	37	550	554	367	361
NOI from real estate operations	$78,011	$76,122	$77,565	$79,920	$78,758

*Includes continuing and discontinued operations.

Corporate Office Properties Trust
Same Office Properties (1) Average Occupancy Rates by Region

	Number of Buildings	Rentable Square Feet	Three Months Ended
			3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Baltimore Washington Corridor	96	8,360,374	90.0%	89.4%	88.2%	88.3%	87.6%
Northern Virginia	17	2,937,559	88.5%	88.1%	86.6%	87.0%	86.1%
San Antonio	8	915,429	96.4%	96.5%	96.5%	96.5%	97.6%
Washington, DC - Capitol Riverfront	2	360,326	88.1%	89.0%	89.0%	89.0%	88.3%
St. Mary’s and King George Counties	19	903,550	86.4%	85.5%	85.5%	87.7%	88.2%
Greater Baltimore	31	1,924,787	84.1%	83.8%	85.9%	85.9%	85.2%
Suburban Maryland	2	242,070	94.9%	94.9%	94.1%	92.5%	90.0%
Colorado Springs	5	398,043	74.0%	72.9%	74.9%	74.5%	74.7%
Other	3	432,891	94.6%	96.4%	100.0%	100.0%	100.0%
Total Office	183	16,474,693	88.9%	88.6%	88.1%	88.3%	87.7%
Total Same Office Properties occupancy as of period end			88.8%	88.9%	88.3%	88.1%	87.8%

(1)  Same office properties represent buildings owned and 100% operational since at least January 1, 2012, excluding properties held for future disposition.

Corporate Office Properties Trust
Same Office Property Real Estate Revenues by Region (dollars in thousands)

	Three Months Ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Office Properties:
Baltimore/Washington Corridor	$55,019	$55,964	$54,527	$53,372	$53,979
Northern Virginia	19,945	19,333	19,181	19,051	18,560
San Antonio	7,757	8,455	8,125	7,830	7,614
Washington, DC - Capitol Riverfront	4,244	4,182	4,389	4,232	3,894
St. Mary’s and King George Counties	3,992	3,956	4,085	4,139	4,212
Greater Baltimore	10,656	10,640	10,942	10,623	10,953
Suburban Maryland	2,090	2,132	2,105	2,069	2,051
Colorado Springs	1,589	1,471	1,537	1,524	1,627
Other	3,121	3,277	3,474	3,493	3,319
Real estate revenues	$108,413	$109,410	$108,365	$106,333	$106,209

Same Office Property NOI by Region (dollars in thousands)

	Three Months Ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Office Properties:
Baltimore/Washington Corridor	$36,121	$35,572	$36,354	$35,595	$35,069
Northern Virginia	12,877	12,194	12,248	12,122	11,330
San Antonio	3,869	3,954	3,853	3,864	3,902
Washington, DC - Capitol Riverfront	2,295	2,112	2,465	2,556	2,009
St. Mary’s and King George Counties	2,799	2,735	2,843	3,068	3,000
Greater Baltimore	6,631	6,683	6,807	6,682	7,016
Suburban Maryland	1,361	1,296	1,315	1,357	1,319
Colorado Springs	837	729	797	924	901
Other	2,736	2,798	3,077	3,089	2,938
Same office property NOI	69,526	68,073	69,759	69,257	67,484
Add (less): Straight-line rent adjustments	(1,308)	(1,451)	(1,620)	(1,128)	(2,204)
Less: Amortization of deferred market rental revenue	(30)	(38)	(21)	(38)	(62)
Add: Amortization of above-market cost arrangements	319	371	371	371	353
Same office property cash NOI	68,507	66,955	68,489	68,462	65,571
Less: Lease termination fees, gross	(1,196)	(617)	(649)	(400)	(534)
Same office property cash NOI, excluding gross lease termination fees	$67,311	$66,338	$67,840	$68,062	$65,037
Percentage change in same office property cash NOI (1)	4.5%
Percentage change in same office property cash NOI, excluding gross lease termination fees (1)	3.5%
 Note:  Same office properties represent buildings owned and 100% operational since at least January 1, 2012, excluding properties held for future disposition.
(1) Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Office Leasing (1)
Quarter Ended March 31, 2013

	Baltimore/ Washington Corridor	Northern Virginia	Washington DC-Capital Riverfront	St. Mary’s & King George Counties	Greater Baltimore	Suburban Maryland	Colorado Springs	Greater Philadelphia	Huntsville	Total Office
Renewed Space
Leased Square Feet	357,948	2,614	2,166	13,687	25,441	41,500	12,776	—	—	456,132
Expiring Square Feet	548,009	55,031	5,378	30,269	34,394	41,500	81,769	—	—	796,350
Vacated Square Feet	190,061	52,417	3,212	16,582	8,953	—	68,993	—	—	340,218
Retention Rate (% based upon square feet)	65.32%	4.75%	40.28%	45.22%	73.97%	100.00%	15.62%	0.00%	0.00%	57.28%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$8.75	$13.13	$12.45	$20.35	$1.84	$—	$35.00	$—	$—	$8.70
Weighted Average Lease Term in Years	5.0	5.0	10.0	3.3	1.1	7.0	4.4	—	—	4.9
GAAP Rent Per Square Foot
Renewal GAAP Rent	$30.46	$28.17	$37.94	$23.92	$21.78	$27.50	$21.29	$—	$—	$29.28
Expiring GAAP Rent	$29.14	$29.82	$37.34	$22.81	$21.19	$29.84	$17.75	$—	$—	$24.00
Change in GAAP Rent	4.53%	(5.54)%	1.6%	4.84%	2.77%	(7.82)%	19.94%	0.00%	0.00%	3.47%
Cash Rent Per Square Foot
Renewal Cash Rent	$29.31	$27.50	$34.00	$22.89	$21.78	$26.00	$20.42	$—	$—	$28.16
Expiring Cash Rent	$30.49	$32.36	$41.81	$23.98	$21.19	$33.01	$18.74	$—	$—	$29.74
Change in Cash Rent	(3.87)%	(15.01)%	(18.68)%	(4.55)%	2.77%	(21.23)%	8.98%	0.00%	0.00%	(5.32)%

New Leases
Development and Redevelopment Space
Leased Square Feet	65,526	—	—	—	—	4,853	24,087	4,395	6,029	104,890
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$75.07	$—	$—	$—	$—	$53.05	$59.03	$77.91	$45.63	$68.80
Weighted Average Lease Term in Years	9.6	—	—	—	—	5.0	6.6	7.2	5.0	8.4
GAAP Rent Per Square Foot	$38.27	$—	$—	$—	$—	$30.26	$30.67	$23.65	$18.75	$34.42
Cash Rent Per Square Foot	$33.92	$—	$—	$—	$—	$28.50	$25.14	$22.00	$17.75	$30.22

Other New Leases (2)
Leased Square Feet	65,039	33,701	—	6,475	6,844	—	82,850	—	—	194,909
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$44.77	$39.34	$—	$13.59	$22.14	$—	$13.57	$—	$—	$28.74
Weighted Average Lease Term in Years	7.7	8.9	—	3.1	4.0	—	4.4	—	—	6.3
GAAP Rent Per Square Foot	$25.14	$28.35	$—	$18.00	$16.72	$—	$13.30	$—	$—	$20.13
Cash Rent Per Square Foot	$23.91	$24.05	$—	$17.65	$16.61	$—	$15.24	$—	$—	$19.78

Total Square Feet Leased	488,513	36,315	2,166	20,162	32,285	46,353	119,713	4,395	6,029	755,931
(1) This presentation reflects consolidated properties.
(2) Other New Leases includes acquired first generation space and vacated second generation space.
Notes:  No expiration, renewal or retenanting activity transpired in our San Antonio.
Activity is exclusive of owner occupied space and leases with less than a one-year term. Retention rate includes early renewals.

Corporate Office Properties Trust
Lease Expiration Analysis as of 3/31/13 (1)

	Total Office Portfolio					Strategic Tenant Properties Only
Year and Region of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Total Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Strategic TenantProperties Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Baltimore/Washington Corridor	51	1,266,192	$39,659	8.5%	$31.32	24	1,095,649	$35,873	10.9%	$32.74
Northern Virginia	14	92,195	2,232	0.5%	24.21	6	52,506	1,168	0.4%	22.24
Washington, DC-Capitol Riverfront	4	114,110	5,075	1.1%	44.47	4	114,110	5,075	1.5%	44.47
St. Mary’s and King George Cos.	13	164,057	3,092	0.7%	18.85	13	164,057	3,092	0.9%	18.85
Greater Baltimore	14	54,574	1,122	0.2%	20.55	—	—	—	0.0%	—
Suburban Maryland	1	4,000	57	0.0%	14.16	—	—	—	0.0%	—
Colorado Springs	10	64,776	1,377	0.3%	21.26	—	—	—	0.0%	—
2013	107	1,759,904	52,613	11.2%	29.90	47	1,426,322	45,207	13.8%	31.70
Baltimore/Washington Corridor	39	704,415	21,294	4.5%	30.23	19	571,905	18,049	5.5%	31.56
Northern Virginia	12	854,421	27,219	5.8%	31.86	9	782,394	24,711	7.5%	31.58
Washington, DC-Capitol Riverfront	6	70,200	3,207	0.7%	45.68	6	70,200	3,207	1.0%	45.68
St. Mary’s and King George Cos.	14	186,819	3,375	0.7%	18.07	14	186,819	3,375	1.0%	18.07
Greater Baltimore	23	141,783	2,643	0.6%	18.64	—	—	—	0.0%	—
Suburban Maryland	2	19,261	668	0.1%	34.70	2	19,261	668	0.2%	34.70
Colorado Springs	8	162,937	3,342	0.7%	20.51	1	22,814	532	0.2%	23.30
Other	1	113,692	3,004	0.6%	26.42	1	113,692	3,004	0.9%	26.42
2014	105	2,253,528	64,752	13.8%	28.73	52	1,767,085	53,545	16.3%	30.30
Baltimore/Washington Corridor	54	1,230,691	35,155	7.5%	28.57	26	945,574	28,267	8.6%	29.89
Northern Virginia	12	662,842	21,363	4.6%	32.23	9	647,814	20,792	6.3%	32.10
Washington, DC-Capitol Riverfront	4	32,092	1,548	0.3%	48.24	4	32,092	1,548	0.5%	48.24
St. Mary’s and King George Cos.	16	248,871	4,955	1.1%	19.91	16	248,871	4,955	1.5%	19.91
Greater Baltimore	16	173,480	4,441	0.9%	25.60	5	49,231	1,526	0.5%	31.00
Colorado Springs	11	175,528	3,009	0.6%	17.14	—	—	—	0.0%	—
Greater Philadelphia	1	218,337	2,958	0.6%	13.55	—	—	—	0.0%	—
2015	114	2,741,841	73,429	15.7%	26.78	60	1,923,582	57,089	17.4%	29.68
Baltimore/Washington Corridor	35	980,214	26,206	5.6%	26.74	16	626,805	17,736	5.4%	28.30
Northern Virginia	14	186,433	5,208	1.1%	27.94	8	141,084	3,657	1.1%	25.92
Washington, DC-Capitol Riverfront	3	37,493	1,770	0.4%	47.21	3	37,493	1,770	0.5%	47.21
St. Mary’s and King George Cos.	8	79,975	1,722	0.4%	21.53	8	79,975	1,722	0.5%	21.53
Greater Baltimore	19	238,648	6,585	1.4%	27.59	—	—	—	0.0%	—
Colorado Springs	5	131,631	3,030	0.6%	23.02	—	—	—	0.0%	—
2016	84	1,654,394	44,522	9.5%	26.91	35	885,357	24,885	7.6%	28.11

	Total Office Portfolio					Strategic Tenant Properties Only
Year and Region of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Total Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Strategic TenantProperties Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Baltimore/Washington Corridor	45	1,226,915	34,924	7.5%	28.46	24	859,791	25,754	7.8%	29.95
Northern Virginia	12	330,826	10,176	2.2%	30.76	6	236,512	7,008	2.1%	29.63
St. Mary’s and King George Cos.	1	4,274	123	—%	28.66	1	4,274	123	0.0%	28.66
Greater Baltimore	19	266,092	5,693	1.2%	21.40	2	3,174	82	0.0%	25.93
Suburban Maryland	3	29,057	452	0.1%	15.55	1	9,155	256	0.1%	28.00
Colorado Springs	19	157,569	3,197	0.7%	20.29	—	—	—	0.0%	—
Greater Philadelphia	1	4,805	129	—%	26.74	—	—	—	0.0%	—
2017	100	2,019,538	54,693	11.7%	27.08	34	1,112,906	33,223	10.1%	29.85
Thereafter	191	6,319,498	178,154	38.1%	28.19	93	3,750,528	114,699	34.8%	30.58
Total / Average	701	16,748,703	$468,163	100.0%	$27.97	321	10,865,780	$328,648	100.0%	$30.25
Note:  As of March 31, 2013, the weighted average lease term is 4.4 years for the consolidated portfolio and 4.2 for the Strategic Tenant Properties.

Wholesale Data Center Lease Expiration Analysis

Year of Lease Expiration	Number of Leases Expiring	Raised Floor Square Footage (000's)	Critical Load Used (MW)	Total Annual Rental Revenue of Expiring Leases (3)(000's)
2018	1	1	0.11	$222
2019	1	7	1.00	2,140
2020	1	19	2.00	4,258
2022	1	6	0.25	391
			3.36	$7,011

(1)
This presentation reflects consolidated properties.  This expiration analysis reflects occupied space and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of March 31, 2013 of 343,629 for the portfolio, including 221,097 for the Strategic Tenant Properties.

(2)
Many of our government leases are subject to certain early termination provisions which are customary to government leases.  The year of lease expiration was computed assuming no exercise of such early termination rights.

(3)	Total Annualized Rental Revenue is the monthly contractual base rent as of March 31, 2013 multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

Corporate Office Properties Trust
Top 20 Office Tenants as of 3/31/13
(Based on Annualized Rental Revenue of
office properties, dollars in thousands)

Tenant		Number of Leases	Total Occupied Square Feet	Percentage of Total Occupied Square Feet	Total Annualized Rental Revenue (1)	Percentage of Total Annualized Rental Revenue	Weighted Average Remaining Lease Term (2)
United States of America	(3)	64	3,404,930	20.3%	$112,280	24.0%	5.0
Northrop Grumman Corporation		12	1,076,634	6.4%	29,129	6.2%	5.7
Booz Allen Hamilton, Inc.		10	802,916	4.8%	26,368	5.6%	3.1
Computer Sciences Corporation		7	692,729	4.1%	22,062	4.7%	1.3
General Dynamics Corporation		10	560,045	3.3%	18,621	4.0%	4.5
The MITRE Corporation		4	286,553	1.7%	8,972	1.9%	3.8
The Boeing Company		7	320,890	1.9%	8,442	1.8%	3.2
CareFirst, Inc.		3	268,770	1.6%	8,327	1.8%	7.7
Wells Fargo & Company		4	202,674	1.2%	8,075	1.7%	5.4
The Aerospace Corporation		3	254,869	1.5%	8,073	1.7%	1.9
ITT Exelis		6	299,129	1.8%	7,474	1.6%	3.1
Kratos Defense and Security Solutions		5	251,792	1.5%	7,117	1.5%	6.8
L-3 Communications Holdings, Inc.		3	214,236	1.3%	6,515	1.4%	1.4
AT&T Corporation		4	317,570	1.9%	5,787	1.2%	6.1
Raytheon Company		7	162,919	1.0%	5,018	1.1%	2.2
Science Applications International Corp.		4	133,408	0.8%	4,360	0.9%	6.4
Lockheed Martin Corporation		6	135,978	0.8%	3,878	0.8%	4.6
The Johns Hopkins Institutions		5	141,122	0.8%	3,811	0.8%	3.6
Unisys Corporation		1	156,891	0.9%	3,698	0.8%	7.2
TASC Inc.		2	103,303	0.6%	3,575	0.8%	0.9
Subtotal Top 20 Office Tenants		167	9,787,358	58.4%	301,582	64.4%	4.4
All remaining tenants		534	6,961,345	41.6%	166,581	35.6%	4.3
Total/Weighted Average		701	16,748,703	100.0%	$468,163	100.0%	4.4

(1)  Total Annualized Rental Revenue is the monthly contractual base rent as of March 31, 2013, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases.
(2)  The weighting of the lease term was computed using Total Rental Revenue.
(3)  Substantially all of our government leases are subject to early termination provisions which are customary in government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

Corporate Office Properties Trust
Construction, Redevelopment, Wholesale Data Center and Land and Pre-Construction as of 3/31/13
(dollars in thousands)

	Construction Projects (1)	Redevelopment Projects (2)	Wholesale Data Center	Land and Pre-Construction (3)	Total
	Rentable Square Feet
Baltimore/Washington Corridor	288,421	—	N/A	3,611,000	3,899,421
Northern Virginia	554,272	—	N/A	1,884,000	2,438,272
San Antonio	—	—	N/A	1,158,000	1,158,000
Huntsville, Alabama	303,869	—	N/A	4,173,000	4,476,869
St. Mary’s and King George Counties	—	—	N/A	109,000	109,000
Greater Baltimore	—	—	N/A	2,692,000	2,692,000
Suburban Maryland	—	—	N/A	1,510,000	1,510,000
Colorado Springs	—	—	N/A	2,570,000	2,570,000
Greater Philadelphia	—	183,416	N/A	604,000	787,416
Other	—	—	N/A	967,000	967,000
Total	1,146,562	183,416	N/A	19,278,000	20,607,978
	Costs to date by region
Baltimore/Washington Corridor	$49,703	$—	$—	$91,340	$141,043
Northern Virginia	76,541	—	—	79,565	156,106
San Antonio	—	—	—	23,539	23,539
Huntsville, Alabama	17,999	—	—	13,542	31,541
St. Mary’s and King George Counties	—	—	—	2,692	2,692
Greater Baltimore	—	—	—	81,056	81,056
Suburban Maryland	—	—	—	13,329	13,329
Colorado Springs	—	—	—	24,905	24,905
Greater Philadelphia	—	21,779	—	12,725	34,504
Wholesale Data Center	—	—	209,514	—	209,514
Other	—	—	—	6,115	6,115
Total	$144,243	$21,779	$209,514	$348,808	$724,344
	Costs to date by balance sheet line item
Operating properties	$41,008	$—	$167,855	$23,320	$232,183
Projects in development or held for future development, including associated land costs	99,191	19,782	41,338	324,327	484,638
Assets held for sale	—	—	—	466	466
Deferred leasing costs	4,044	1,997	321	—	6,362
Total	$144,243	$21,779	$209,514	$348,113	$723,649
(1) Represents construction projects as listed on page 22.
(2) Represents redevelopment projects as listed on page 23.
(3) Represents our land held for future development and pre-construction as listed on page 24.

Corporate Office Properties Trust
Summary of Construction Projects as of 3/31/13 (1)
(dollars in thousands)

		Park/Submarket	Total Rentable Square Feet	Percentage Leased as of	as of 3/31/13 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
					Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location				3/31/2013
312 Sentinel Way Annapolis Junction, Maryland		National Business Park	125,160	0%	$36,653	$21,046	$4,100	3Q 13	3Q 14
420 National Business Parkway Jessup, Maryland		National Business Park	137,322	0%	35,482	21,924	—	2Q 13	2Q 14
7175 Riverwood Road Columbia, Maryland		Howard Co. Perimeter	25,939	100%	9,049	6,733	—	1Q 13	3Q 13
7770 Backlick Rd (Patriot Ridge) Springfield, Virginia	(4)	Springfield	239,272	49%	73,018	63,243	37,970	3Q 12	3Q 13
Ashburn Crossing - DC-8 Ashburn, Virginia		Ashburn	200,000	100%	22,526	8,490	—	4Q 13	4Q 13
Ashburn Crossing - DC-9 Ashburn, Virginia		Ashburn	115,000	100%	12,771	4,808	—	2Q 15	2Q 15
1100 Redstone Gateway Huntsville, Alabama		Huntsville	121,347	100%	21,637	4,684	—	1Q 14	1Q 14
1200 Redstone Gateway Huntsville, Alabama		Huntsville	121,088	100%	24,371	8,536	—	4Q 13	4Q 13
7200 Redstone Gateway Huntsville, Alabama		Huntsville	61,434	10%	8,204	4,779	—	4Q 12	4Q 13
Total Under Construction			1,146,562	62%	$243,711	$144,243	$42,070

(1)	Includes properties under active construction and properties that we were contractually committed to construct.

(2)	Cost includes land, construction, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.

(3)	Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(4)	Although classified as “Under Construction,” 109,257 square feet are operational.

Corporate Office Properties Trust
Summary of Redevelopment Projects as of 3/31/13
(dollars in thousands)

	Park/Submarket	Total Rentable Square Feet	Percentage Leased as of	as of 3/31/13 (1)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (2)
				Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location			3/31/2013
721 Arbor Way (Hillcrest II) Blue Bell, Pennsylvania	Greater Philadelphia	183,416	61%	$31,990	$21,779	$—	2Q 13	2Q 14

(1) Cost includes construction, leasing costs and allocated portion of shared infrastructure.
(2) Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

Corporate Office Properties Trust
Summary of Land and Pre-Construction as of 3/31/13 (1)

Location	Acres		Estimated Developable Square Feet	Costs to Date as of 3/31/13 (3)
Strategic Land
Baltimore/Washington Corridor
National Business Park	200		2,092,000
Columbia Gateway	22		520,000
Airport Square	5		84,000
Arundel Preserve	84	up to	1,150,000
Subtotal	311		3,846,000
Northern Virginia
Westfields Corporate Center	23		400,000
Westfields Park Center	33		475,000
Woodland Park	5		225,000
Patriot Ridge	11		739,000
Ashburn Crossing	10		120,000
Subtotal	82		1,959,000
San Antonio, Texas
8100 Potranco Road	9		125,000
Northwest Crossroads	31		375,000
Sentry Gateway	38		658,000
Subtotal	78		1,158,000
Huntsville, Alabama	443		4,173,000
St. Mary’s & King George Counties	44		109,000
Greater Baltimore	49		1,340,000
Suburban Maryland	49		510,000
Total strategic land held and pre-construction	1,056		13,095,000	$251,443

Non-Strategic Land
Baltimore/Washington Corridor	7		65,000
Greater Baltimore	133		1,352,000
Suburban Maryland	107		1,000,000
Colorado Springs	175		2,570,000
Greater Philadelphia, Pennsylvania	8		604,000
Other (2)	217		967,000
Total non-strategic land held	647		6,558,000	96,670

Total land held and pre-construction	1,703		19,653,000	$348,113

(1)	This land inventory schedule excludes all properties listed as construction or redevelopment as detailed on pages 22 and 23, and includes properties under ground lease to us.

(2)	This land is being put back to the jurisdictional county per a development agreement described under “Consolidated Joint Ventures.”

(3)	Represents total costs to date, as reported on page 21 (in thousands).

Corporate Office Properties Trust
Quarterly Common Equity Analysis
(dollars and shares in thousands, except per share amounts)

SHAREHOLDER CLASSIFICATION	Common Shares	Common Units	As if Converted Preferred Shares/Units	Total	Diluted Ownership % of Total
As of March 31, 2013:
Insiders	634	3,183	—	3,817	4.23%
Non-insiders	85,124	636	610	86,370	95.77%
	85,758	3,819	610	90,187	100.00%

COMMON EQUITY - End of Quarter	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Unrestricted Common Shares	85,369	80,518	71,730	71,652	71,558
Restricted Common Shares	389	435	428	433	480
Common Shares	85,758	80,953	72,158	72,085	72,038
Common Units	3,819	4,068	4,207	4,247	4,267
Total	89,577	85,021	76,365	76,332	76,305
End of Quarter Common Share Price	$26.68	$24.98	$23.97	$23.51	$23.21
Market Value of Common Shares/Units	$2,389,914	$2,123,825	$1,830,469	$1,794,565	$1,771,045
Common Shares Trading Volume
Average Daily Volume (Shares)	653	758	528	588	809
Average Daily Volume	$17,215	$18,916	$12,246	$13,303	$19,218
As a Percentage of Weighted Average Common Shares	0.8%	1.0%	0.7%	0.8%	1.1%
Common Share Price Range
Quarterly High	$27.52	$26.12	$25.61	$24.05	$25.48
Quarterly Low	$24.75	$23.22	$21.36	$21.13	$20.58
Quarterly Average	$26.36	$24.94	$23.18	$22.64	$23.76

Corporate Office Properties Trust
Quarterly Preferred Equity and Total Market Capitalization Analysis
(dollars and shares in thousands, except per share amounts)

	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
PREFERRED EQUITY
Convertible Preferred Equity - End of Quarter
Convertible Series I Preferred Units Outstanding	352	352	352	352	352
Conversion Ratio	0.5000	0.5000	0.5000	0.5000	0.5000
Common Shares Issued Assuming Conversion	176	176	176	176	176
Convertible Series K Preferred Shares Outstanding	532	532	532	532	532
Conversion Ratio	0.8163	0.8163	0.8163	0.8163	0.8163
Common Shares Issued Assuming Conversion	434	434	434	434	434
Nonconvertible Preferred Equity - liquidation preference
Redeemable Series G Shares - 8.0%	$—	$—	$—	$55,000	$55,000
Redeemable Series H Shares - 7.5%	50,000	50,000	50,000	50,000	50,000
Redeemable Series J Shares - 7.625%	84,750	84,750	84,750	84,750	84,750
Redeemable Series L Shares Outstanding - 7.375%	172,500	172,500	172,500	172,500	—
Total Nonconvertible Preferred Equity	307,250	307,250	307,250	362,250	189,750
Convertible Preferred Equity - liquidation preference
Convertible Series I Units - 7.5%	8,800	8,800	8,800	8,800	8,800
Convertible Preferred Equity - liquidation preference
Convertible Series K Shares - 5.6%	26,583	26,583	26,583	26,583	26,583
Total Convertible Preferred Equity	35,383	35,383	35,383	35,383	35,383
Total Liquidation Preference of Preferred Equity	$342,633	$342,633	$342,633	$397,633	$225,133
CAPITALIZATION
Liquidation Value of Preferred Shares/Units	$342,633	$342,633	$342,633	$397,633	$225,133
Market Value of Common Shares/Units	2,389,914	2,123,825	1,830,469	1,794,565	1,771,045
Total Equity Market Capitalization	2,732,547	2,466,458	2,173,102	2,192,198	1,996,178
Total Debt	1,957,360	2,019,168	2,169,315	2,191,851	2,418,078
Total Market Capitalization	$4,689,907	$4,485,626	$4,342,417	$4,384,049	$4,414,256

Corporate Office Properties Trust
Dividend Analysis

	Three Months Ended
	3/31/13		12/31/12		9/30/12		6/30/12		3/31/12
Common Share Dividends
Dividends per share/unit	$0.2750		$0.2750		$0.2750		$0.2750		$0.2750
Dividend Yield at Quarter End	4.12%		4.40%		4.59%		4.68%		4.74%
Common Dividend Payout Ratios
Diluted FFO Payout	64.5%		57.5%		53.1%		51.0%		47.3%
Diluted FFO Payout, as adjusted for comparability	60.1%		55.0%		51.7%		50.8%		52.7%
Diluted AFFO Payout	68.7%		147.4%		62.3%		53.8%		50.5%
Dividend Coverage - Diluted FFO	1.55	x	1.74	x	1.88	x	1.96	x	2.11	x
Dividend Coverage - Diluted FFO, as adjusted for comparability	1.67	x	1.82	x	1.94	x	1.97	x	1.90	x
Dividend Coverage - Diluted AFFO	1.46	x	0.68	x	1.61	x	1.86	x	1.98	x
Series I Preferred Unit Distributions- 7.5%
Preferred Unit Distributions Per Unit	$0.46875		$0.46875		$0.46875		$0.46875		$0.46875
Series G Preferred Share Dividends - 8.0% (1)
Preferred Share Dividends Per Share	N/A		N/A		$0.20000		$0.50000		$0.50000
Series H Preferred Share Dividends - 7.5%
Preferred Share Dividends Per Share	$0.46875		$0.46875		$0.46875		$0.46875		$0.46875
Series J Preferred Share Dividends - 7.625% (2)
Preferred Share Dividends Per Share	$0.47656		$0.47656		$0.47656		$0.47656		$0.47656
Series K Preferred Share Dividends - 5.6%
Preferred Share Dividends Per Share	$0.70000		$0.70000		$0.70000		$0.70000		$0.70000
Series L Preferred Share Dividends - 7.375% (3)
Preferred Share Dividends Per Share	$0.4609		$0.4609		$0.4609		$0.02		N/A
(1)    These shares were redeemed on August 6, 2012. The dividends reported represents the quarterly dividends prorated for the number of days the shares were outstanding.

(2)	Theses shares were redeemed on April 22, 2013.

(3)	These shares were issued on June 27, 2012. The dividends reported represents the quarterly dividends prorated for the number of days the shares were outstanding.

Corporate Office Properties Trust
Debt Analysis
(dollars in thousands)

	3/31/2013
	Stated Rate	GAAP Effective Rate
			3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Debt Outstanding
Fixed rate
Secured debt	5.97%	5.88%	$931,952	$948,414	$978,461	$1,009,164	$1,049,204
Exchangeable Senior Notes (1)	4.25%	6.05%	179,972	230,934	230,000	229,081	228,175
Other Unsecured Debt	0.00%	6.50%	1,766	1,788	1,809	5,106	5,078
Total fixed rate debt	5.67%	5.91%	1,113,690	1,181,136	1,210,270	1,243,351	1,282,457
Variable rate
Secured debt	2.45%	2.45%	$38,270	$38,475	$38,671	$38,844	$39,027
Unsecured Revolving Credit Facility (2)	0.00%	0.00%	—	—	80,000	195,000	396,000
Construction Loans	2.51%	2.51%	35,400	29,557	70,374	64,656	50,594
Other Unsecured Debt	1.93%	1.93%	770,000	770,000	770,000	650,000	650,000
Total variable rate debt	1.98%	1.98%	$843,670	$838,032	$959,045	$948,500	$1,135,621
Total debt outstanding			$1,957,360	$2,019,168	$2,169,315	$2,191,851	$2,418,078
Variable Rate Loans Subject to Interest Rate Swaps (3)			$438,270	$438,475	$438,671	$438,844	$659,027
% of Fixed Rate Loans (3)			79%	80%	76%	77%	80%
% of Variable Rate Loans (3)			21%	20%	24%	23%	20%
			100%	100%	100%	100%	100%
Recourse debt			$1,008,374	$1,063,613	$1,163,079	$1,157,860	$1,350,311
Nonrecourse debt			948,986	955,555	1,006,236	1,033,991	1,067,767
Total debt outstanding			$1,957,360	$2,019,168	$2,169,315	$2,191,851	$2,418,078

(1) During the three months ended March 31, 2013, we repurchased a $53.7 million aggregate principal amount of the notes for $56.4 million from which we recognized a loss of $5.3 million, including unamortized loan issuance costs.
(2) As of March 31, 2013, our borrowing capacity under the facility was $800.0 million, of which $792.3 million was available.
(3) Includes the effect of interest rate swaps in effect during certain of the periods set forth above that hedge the risk of changes in interest rates on certain of our one-month LIBOR-based variable rate debt.

Corporate Office Properties Trust
Debt Analysis  (continued)

	Three Months Ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Average Stated Interest Rates
Fixed rate
Secured debt	6.0%	6.1%	6.1%	6.0%	6.1%
Exchangeable Senior Notes	4.3%	4.3%	4.3%	4.3%	4.3%
Other Unsecured Debt	0.0%	0.0%	0.0%	0.0%	0.0%
Total fixed rate debt	5.7%	5.7%	5.7%	5.7%	5.7%
Variable rate
Secured debt	2.5%	2.5%	2.6%	2.5%	2.6%
Unsecured Revolving Credit Facility	2.2%	2.3%	2.3%	2.3%	2.3%
Construction Loans	2.6%	2.8%	2.8%	2.7%	2.8%
Other Unsecured Debt	2.2%	2.2%	2.2%	2.2%	2.2%
Interest rate swaps (1)	0.6%	0.6%	0.6%	0.7%	0.9%
Total variable rate debt (1)(2)	2.8%	2.9%	2.8%	2.8%	2.9%
Total debt outstanding (2)	4.4%	4.5%	4.4%	4.3%	4.3%
Debt ratios (coverage ratios excluding capitalized interest) — All coverage computations include the effect of discontinued operations
NOI interest coverage ratio	3.9x	3.7x	3.7x	3.5x	3.4x
Adjusted EBITDA interest coverage ratio	3.5x	3.4x	3.4x	3.2x	3.0x
NOI debt service coverage ratio	3.4x	3.3x	3.2x	3.1x	3.0x
Adjusted EBITDA debt service coverage ratio	3.1x	3.0x	3.0x	2.8x	2.6x
NOI fixed charge coverage ratio	2.9x	2.8x	2.8x	3.0x	2.9x
Adjusted EBITDA fixed charge coverage ratio	2.7x	2.6x	2.6x	2.7x	2.5x
Debt to Adjusted EBITDA ratio	6.9x	7.2x	7.5x	7.6x	8.7x
Adjusted debt to Adjusted EBITDA ratio	6.0x	6.0x	6.2x	6.3x	7.2x

(1) Includes the effect of interest rate swaps in effect during certain of the periods set forth above that hedge the risk of changes in interest rates on certain of our one-month LIBOR-based variable rate debt.
(2) Includes fees incurred on unused borrowing capacity of Unsecured Revolving Credit Facility.

Corporate Office Properties Trust
Debt Analysis  (continued)
(dollars in thousands)

March 31, 2013
Secured debt	$1,005,622
Unsecured debt	951,738
Total debt outstanding	$1,957,360

Unencumbered adjusted book	$2,937,846
Encumbered adjusted book	1,335,753
Total adjusted book	$4,273,599

# of Operating Office Properties
Unencumbered	145
Encumbered	65
Total	210

Square Feet of Office Properties (in thousands)
Unencumbered	12,593
Encumbered	6,535
Total	19,128

Three Months Ended
March 31, 2013
Unencumbered NOI from real estate operations	$47,645
Encumbered NOI from real estate operations	30,366
Total NOI from real estate operations	$78,011

Unencumbered adjusted EBITDA	$40,990
Encumbered adjusted EBITDA	30,083
Total adjusted EBITDA	$71,073

Corporate Office Properties Trust
Debt Maturity Schedule
(dollars in thousands)

	Fixed Rate Debt				Variable Rate Debt
	Annual Amortization of Monthly Payments	Balloon Payments Due on Maturity		Stated Interest Rate of Amounts Maturing	Annual Amortization of Monthly Payments	Balloon Payments Due on Maturity		Stated Interest Rate of Amounts Maturing	Revolving Credit Facility		Total Scheduled Payments
May - June	$2,358	$—		N/A	$183	$—		N/A	—		$2,541
July - September	2,385	5,679		6.44%	193	21,130	(1)	2.75%	—		29,387
October - December	2,038	53,621		5.20%	203	—		N/A	—		55,862
Total 2013	$6,781	$59,300		5.32%	$579	$21,130		2.75%	$—		$87,790
2014	$6,201	$151,681	(2)		$815	$—			$—	(3)	$158,697
2015	5,216	289,273	(4)		700	450,446	(5)		—		745,635
2016	4,420	274,605			—	—			—		279,025
2017	1,179	300,610			—	250,000			—		551,789
Thereafter	4,780	15,913			—	120,000			—		140,693
	$28,577	$1,091,382			$2,094	$841,576			$—		$1,963,629

									Net discount		(6,269)
									Total Debt		$1,957,360
Interest Rate Hedges at 3/31/13

Notional Amount		Fixed Rate	Floating Rate Index	Effective Date	Expiration Date
$38,270	(6)	3.8300%	One-Month LIBOR + 2.25%	11/2/2010	11/2/2015
100,000		0.6100%	One-Month LIBOR	1/3/2012	9/1/2014
100,000		0.6123%	One-Month LIBOR	1/3/2012	9/1/2014
100,000		0.8320%	One-Month LIBOR	1/3/2012	9/1/2015
100,000		0.8320%	One-Month LIBOR	1/3/2012	9/1/2015
100,000		0.8055%	One-Month LIBOR	9/2/2014	9/1/2016
100,000		0.8100%	One-Month LIBOR	9/2/2014	9/1/2016
100,000		1.6730%	One-Month LIBOR	9/1/2015	8/1/2019
100,000		1.7300%	One-Month LIBOR	9/1/2015	8/1/2019
Notes:

(1)	May be extended by one year at our option, subject to certain conditions.

(2)
We have $70.8 million of fixed debt maturing in 2034 that, if not prepaid in 2014, becomes much more expensive and restrictive. Therefore, the above table reflects the $69.2 million in maturities on this debt in 2014.

(3)	Our Revolving Credit Facility matures in September 2014 and may be extended by one year at our option, subject to certain conditions.

(4)	4.25% Exchangeable Senior Notes totaling $186.3 million mature in April 2030 but are subject to a put by the holders in April 2015 and every five years thereafter.

(5)	Includes $400.0 million pertaining to a term credit agreement that matures in September 2015 and may be extended by one year at our option, subject to certain conditions.

(6)	The notional amount is scheduled to amortize to $36.2 million.

Corporate Office Properties Trust
Consolidated Joint Ventures as of 3/31/13
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	Occupancy	Total Assets (1)	Property Level Debt	% COPT Owned
Baltimore/Washington Corridor:
Arundel Preserve #5, LLC (1 property)	147	100.0%	$37,773	$19,967	50%
Suburban Maryland:
MOR Forbes 2 LLC	56	90.9%	3,926	—	50%
M Square Associates, LLC (2 properties)	242	94.9%	55,205	38,270	50%
Hunstville, AL:
LW Redstone Company, LLC (1 property)	121	100.0%	24,378	14,270	85%
Total/Average	566	96.9%	$121,282	$72,507
NOI of Operating Properties for Three Months Ended 3/31/13 (2)	$2,293

Non-operational Properties	Estimated Developable Square Feet	Total Assets (1)	Property Level Debt	% COPT Owned
Baltimore/Washington Corridor:
Arundel Preserve	1,150	$6,506	$—	50%
Suburban Maryland:
Indian Head Technology Center
Business Park (3)	967	6,447	—	75%
M Square Research Park	510	5,854	—	50%
Huntsville, Alabama:
Redstone Gateway	4,477	71,069	—	85%
Total	7,104	$89,876	$—

(1)  Total assets includes the total assets recorded on the books of the consolidated joint venture plus any outside investment basis related to the applicable joint venture and related joint ventures (formed and to be formed).

(2)	Represents gross NOI of the joint venture operating properties before allocation to joint venture partners.

(3)
During 2012, the joint venture exercised its option under its development agreement with the project's jurisdictional county to require the county to repurchase the joint venture’s land at its original acquisition cost. Under the terms of the agreement with the county, the repurchase must occur by August 2014.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (in thousands)

	Three Months Ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Net income (loss)	$15,277	$19,010	$(20,765)	$11,861	$10,235
Interest expense on continuing and discontinued operations	22,371	22,782	23,366	24,975	25,675
Income tax expense	16	54	106	17	204
Depreciation of furniture, fixtures and equipment (FF&E)	530	610	624	629	618
Real estate-related depreciation and amortization	28,252	28,560	30,624	31,666	31,087
Impairment losses	1,857	2,140	55,829	2,354	6,587
Loss (gain) on early extinguishment of debt on continuing and discontinued operations	5,184	6	(970)	171	—
Gain on sales of operating properties	—	8	(16,913)	115	(4,138)
Non-operational property sales	(2,354)	—	—	(33)	—
Net gain on investments in unconsolidated entities included in interest and other income	(60)	(2,992)	(81)	(66)	(450)
Operating property acquisition costs	—	—	222	7	—
Adjusted EBITDA	$71,073	$70,178	$72,042	$71,696	$69,818
Add back:
General, administrative and leasing expenses on continuing and discontinued operations	7,821	7,103	6,378	8,853	9,569
Business development expenses and land carry costs on continuing and discontinued operations, excluding operating property acquisition costs	1,359	1,205	1,410	1,297	1,594
Depreciation of FF&E	(530)	(610)	(624)	(629)	(618)
Income from construction contracts and other service operations	(785)	(750)	(873)	(710)	(927)
Interest and other income, excluding net gain on investments in unconsolidated entities	(886)	(1,028)	(1,014)	(774)	(767)
Equity in (income) loss of unconsolidated entities	(41)	24	246	187	89
NOI from real estate operations	$78,011	$76,122	$77,565	$79,920	$78,758

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Discontinued Operations
Revenues from real estate operations	$5,342	$5,083	$6,403	$12,800	$14,643
Property operating expenses	(1,491)	(1,555)	(2,182)	(4,544)	(5,293)
Depreciation and amortization	—	—	(1,926)	(3,278)	(3,253)
General, administrative and leasing expenses	(1)	—	(1)	(2)	—
Business development expenses and land carry costs	—	—	—	(6)	(18)
Interest	(64)	(67)	(127)	(736)	(1,244)
Gain (loss) on early extinguishment of debt	—	—	1,738	(2)	—
Impairment losses	—	(186)	(9,733)	(2,354)	(11,423)
Gain on sales of depreciated real estate properties	—	(8)	16,913	(103)	4,138
Discontinued operations	$3,786	$3,267	$11,085	$1,775	$(2,450)
GAAP revenues from real estate operations from continuing operations	$116,735	$117,481	$114,861	$111,168	$110,661
Revenues from discontinued operations	5,342	5,083	6,403	12,800	14,643
Real estate revenues	$122,077	$122,564	$121,264	$123,968	$125,304
GAAP property operating expenses from continuing operations	$42,575	$44,887	$41,517	$39,504	$41,253
Property operating expenses from discontinued operations	1,491	1,555	2,182	4,544	5,293
Real estate property operating expenses	$44,066	$46,442	$43,699	$44,048	$46,546
Gain on sales of real estate, net, per statements of operations	$2,354	$—	$—	$21	$—
Gain on sales of real estate from discontinued operations	—	(8)	16,913	(103)	4,138
Gain on sales of real estate from continuing and discontinued operations	2,354	(8)	16,913	(82)	4,138
Less: Gain on sales of non-operating properties	(2,354)	—	—	(33)	—
Gain on sales of operating properties	$—	$(8)	$16,913	$(115)	$4,138
Impairment losses, per statements of operations	$1,857	$1,954	$46,096	$—	$(4,836)
Impairment losses on discontinued operations	—	186	9,733	2,354	11,423
Total impairment losses	1,857	2,140	55,829	2,354	6,587
Less: Impairment losses on previously depreciated operating properties	(1,857)	(247)	(55,829)	(2,354)	(11,833)
Impairment losses (recoveries) on non-operating properties	—	1,893	—	—	(5,246)
Less: Income tax expense from impairments on non-operating properties	—	—	—	—	673
Impairment losses (recoveries) on non-operating properties, net of tax	$—	$1,893	$—	$—	$(4,573)

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Depreciation and amortization associated with real estate operations from continuing operations	$28,252	$28,560	$28,698	$28,388	$27,834
Depreciation and amortization from discontinued operations	—	—	1,926	3,278	3,253
Real estate-related depreciation and amortization	$28,252	$28,560	$30,624	$31,666	$31,087
Interest expense from continuing operations	$22,307	$22,715	$23,239	$24,239	$24,431
Interest expense from discontinued operations	64	67	127	736	1,244
Total interest expense	22,371	22,782	23,366	24,975	25,675
Less: Amortization of deferred financing costs	(1,528)	(1,547)	(1,527)	(1,597)	(1,572)
Less: Amortization of net debt discounts and premiums, net of amounts capitalized	(628)	(693)	(683)	(682)	(663)
Denominator for interest coverage	20,215	20,542	21,156	22,696	23,440
Scheduled principal amortization	2,512	2,590	2,791	3,096	3,207
Denominator for debt service coverage	22,727	23,132	23,947	25,792	26,647
Scheduled principal amortization	(2,512)	(2,590)	(2,791)	(3,096)	(3,207)
Preferred share dividends - redeemable non-convertible	6,106	6,106	6,546	4,167	4,025
Preferred unit distributions	165	165	165	165	165
Denominator for fixed charge coverage	$26,486	$26,813	$27,867	$27,028	$27,630
Preferred share dividends	$6,106	$6,106	$6,546	$4,167	$4,025
Preferred unit distributions	165	165	165	165	165
Common share dividends	23,594	22,255	19,837	19,809	19,819
Common unit distributions	1,050	1,119	1,157	1,168	1,173
Total dividends/distributions	$30,915	$29,645	$27,705	$25,309	$25,182
Common share dividends	$23,594	$22,255	$19,837	$19,809	$19,819
Common unit distributions	1,050	1,119	1,157	1,168	1,173
Dividends and distributions for payout ratios	$24,644	$23,374	$20,994	$20,977	$20,992
Total Assets	$3,685,099	$3,653,759	$3,597,656	$3,715,075	$3,797,368
Accumulated depreciation	576,299	555,975	565,724	562,345	570,242
Accumulated depreciation included in assets held for sale	12,201	12,201	12,669	34,234	5,840
Denominator for debt to adjusted book	$4,273,599	$4,221,935	$4,176,049	$4,311,654	$4,373,450

Corporate Office Properties Trust
Definitions

Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures are not necessarily indications of our cash flow available to fund cash needs.  Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income (loss) adjusted for the effects of interest expense, depreciation and amortization, impairment losses, gain on sales of properties, gain or loss on early extinguishment of debt, net gain on unconsolidated entities, operating property acquisition costs, loss on interest rate derivatives and income taxes.  We believe that adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance.  We believe that net income (loss) is the most directly comparable GAAP measure to adjusted EBITDA.

Amortization of Acquisition Intangibles Included in Net Operating Income
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to restricted shares and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net (loss) income is the most directly comparable GAAP measure to Basic FFO.

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of tenant incentives, and amortization of acquisition intangibles included in FFO and NOI).  Under GAAP, rental revenue is recognized evenly over the term of tenant leases.  Many leases provide for contractual rent increases and the effect of accounting under GAAP for such leases is to accelerate the recognition of lease revenue.  Since some leases provide for periods under the lease in which rental concessions are provided to tenants, the effect of accounting under GAAP is to allocate rental revenue to such periods.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components (including above- and below-market leases and above- or below-market cost arrangements), which are then amortized into FFO and NOI over their estimated lives.  We believe that Cash NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items that are not associated with cash to us.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of geographic segments, same-office property groupings and individual properties.  We believe that net (loss) income is the most directly comparable GAAP measure to Cash NOI.

Corporate Office Properties Trust
Definitions

Cash NOI, excluding gross lease termination fees
Defined as Cash NOI adjusted to eliminate the effects of lease termination fees paid by tenants to terminate their lease obligations prior to the end of the agreed lease terms.  Lease termination fees are often recognized as revenue in large one-time lump sum amounts upon the termination of tenant leases.  We believe that Cash NOI adjusted for lease termination fees is a useful supplemental measure of operating performance in evaluating same-office property groupings because it provides a means of evaluating the effect that lease terminations had on the performance of the property groupings.  We believe that net (loss) income is the most directly comparable GAAP measure to Cash NOI, excluding gross lease termination fees.

Debt to Adjusted EBITDA ratio
Defined as debt divided by Adjusted EBITDA for the three month period that is annualized by multiplying by four.

Debt to Adjusted Book
Defined as the carrying value of our debt divided by total assets presented on our consolidated balance sheet excluding the effect of accumulated depreciation incurred to date on such properties.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” below), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) recurring capital expenditures.  Recurring capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office) or (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there); recurring capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition.  We believe that Diluted AFFO is an important supplemental measure of liquidity for an equity REIT because it provides management and investors with an indication of our ability to incur and service debt and to fund dividends and other cash needs.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted AFFO.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted FFO.

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”) and FFO, as adjusted for comparability
Defined as Diluted FFO or FFO adjusted to exclude operating property acquisition costs, gains on sales of, and impairment losses on, properties other than previously depreciated operating properties, net of associated income tax, gain or loss on early extinguishment of debt, loss on interest rate derivatives and accounting charges for original issuance costs associated with redeemed preferred shares.  We believe that the excluded items are not reflective of normal operations and, as a result, believe that a measure that excludes these items is a useful supplemental measure in evaluating operating performance.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Corporate Office Properties Trust
Definitions

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net (loss) income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  As discussed above, we believe that the excluded items are not indicative of normal operations.  As such, we believe that a measure that excludes these items is a useful supplemental measure in evaluating our operating performance.  We believe that diluted EPS is the most directly comparable GAAP measure.

Dividend Coverage-Diluted FFO, Diluted FFO, as adjusted for comparability, and Dividend Coverage-Diluted AFFO
These measures divide either Diluted FFO, Diluted FFO, as adjusted for comparability, or Diluted AFFO by the sum of (1) dividends on common shares and (2) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO.

Funds from operations (“FFO” or “FFO per NAREIT”)
Defined as net income (loss) computed using GAAP, excluding gains on sales of, and impairment losses on, previously depreciated operating properties and real estate-related depreciation and amortization.  When multiple properties consisting of both operating and non-operating properties exist on a single tax parcel, we classify all of the gains on sales of, and impairment losses on, the tax parcel as all being for previously depreciated operating properties when most of the value of the parcel is associated with operating properties on the parcel. We believe that we use the National Association of Real Estate Investment Trust’s (“NAREIT”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains related to sales of, and impairment losses on, previously depreciated operating properties and excluding real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net (loss) income is the most directly comparable GAAP measure to FFO.

Corporate Office Properties Trust
Definitions

Net operating income (“NOI”) from real estate operations
NOI is real estate revenues from continuing and discontinued operations reduced by total property expenses associated with real estate operations, including discontinued operations; total property expenses, as used in this definition, do not include depreciation, amortization or interest expense associated with real estate operations.  We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, same-office property groupings and individual properties.  We believe that net (loss) income is the most directly comparable GAAP measure to NOI.

NOI Debt Service Coverage Ratio and Adjusted EBITDA Debt Service Coverage Ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized) and scheduled principal amortization on mortgage loans for continuing and discontinued operations.

NOI Fixed Charge Coverage Ratio and Adjusted EBITDA Fixed Charge Coverage Ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized), (2) dividends on preferred shares and (3) distributions on preferred units in the Operating Partnership not owned by us.

NOI Interest Coverage Ratio and Adjusted EBITDA Interest Coverage Ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized).

Real Estate Operating Margin
Defined as real estate revenue divided by NOI from real estate operations.

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of (a) dividends on common shares and (b) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Recurring Capital Expenditures
Definition is included above in the definition for Diluted AFFO.

Same Office Property NOI
Defined as NOI from real estate operations of Same Office Properties.  We believe that Same Office Property NOI is an important supplemental measure of operating performance of Same Office Properties for the same reasons discussed above for NOI from real estate operations.

Corporate Office Properties Trust
Definitions

Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing office leases.

Construction Properties — Properties under active construction and properties that we were contractually committed to construct.

Demand Drivers Categories — Demand opportunity created through:

•	Defense IT — current and future relationships with defense information technology contractors and, possibly, minor Government tenancy.

•	Government — existing and future relationship with various agencies of the government of the United States of America. Excludes Government tenancy included in Defense Information IT.

•	Market — projected unfulfilled space requirements within a specific submarket; potential submarket demand exceeds existing supply.

•	Research Park — specific research park relationship.

First Generation Space — Newly constructed or redeveloped space that has never been occupied.

Greater Washington, DC/Baltimore Region — Includes counties that comprise the Baltimore/Washington Corridor, Northern Virginia, Greater Baltimore, Suburban Maryland, St. Mary’s & King George Counties, and the Washington, DC-Capitol Riverfront.

Operational Space — The portion of a property in operations (excludes portion under construction or redevelopment).

Pre-Construction Properties — Properties on which work associated with one or more of the following tasks is underway on a regular basis: pursuing entitlements, planning, design and engineering, bidding, permitting and premarketing/preleasing. Typically, these projects, as categorized in this Supplemental Information package, are targeted to begin construction in 12 months or less.

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties are underway.

Same Office Properties — Operating office properties owned and 100% operational since at least January 1, 2012, excluding properties held for future disposition.

Second Generation Space — Space leased that has been previously occupied.

Strategic Reallocation Plan — Plan approved by our Board of Trustees to dispose of properties that are no longer closely aligned with our strategy.

Strategic Tenant Properties — Office properties held for long-term investment located near defense installations and other knowledge-based government demand drivers, or that were otherwise at least 50% leased as of most recent year end by United States Government agencies or defense contractors.

Unstabilized Properties — Properties with first generation operational space less than 90% occupied at period end.